UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2023 (June 29, 2023)

Vince Holding Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36212	75-3264870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 5th Avenue 20th Floor
New York, New York		10110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 944-2600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	VNCE	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

US.358224218.02

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2023, Vince Holding Corp. (the “Company”), entered into a Sales Agreement (the “Agreement”) with Virtu Americas LLC, as sales agent and/or principal (the “Agent”). Pursuant to the terms of the Agreement, the Company may sell from time to time through the Agent shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate sales price of up to the lesser of (a) the number or dollar amount of shares of Common Stock registered under the effective registration statement pursuant to which the offering is being made, (b) the number of authorized but unissued shares of Common Stock (less shares of Common Stock issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized capital stock), (c) the number or dollar amount of shares of Common Stock permitted to be sold under Form S-3 (including General Instruction I.B.6 thereof), or (d) the number or dollar amount of shares of Common Stock for which the Company has filed a prospectus. Any Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-259412), which was declared effective by the Securities and Exchange Commission on September 21, 2021.

The Company is not obligated to sell, and the Agent is not obligated to buy or sell, any shares of Common Stock under the Agreement. No assurance can be given that the Company will sell any shares of Common Stock under the Agreement, or, if it does, as to the price or amount of shares of Common Stock that it sells or the dates when such sales will take place.

Pursuant to the terms of the Agreement, the Company agreed to indemnify the Agent against certain liabilities, including under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or to contribute to payments that the Agent may be required to make because of such liabilities. The Company and the Agent may each terminate the Agreement as provided in the Agreement.

Sales of the Shares, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices or as otherwise agreed by the Company and the Agent. Under the terms of the Agreement, the Company may also sell the Shares from time to time to the Agent as principal for its own account at a price to be agreed upon at the time of sale. Any sale of the Shares to the Agent as principal would be pursuant to the terms of a separate placement notice between the Company and the Agent. The description of the Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Agreement, filed as Exhibit 1.1 to this Current Report on Form 8-K.

A copy of the legal opinion and consent of Faegre Drinker Biddle & Reath LLP relating to the validity of the issuance and sale of the Shares is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

Effective June 29, 2023, the Company terminated that certain Open Market Sale AgreementSM, dated September 9, 2021, by and between the Company and Jefferies LLC, as sales agent and/or principal.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
1.1	Sales Agreement, dated as of June 30, 2023, between the Company and Virtu Americas LLC
5.1	Opinion of Faegre Drinker Biddle & Reath LLP
23.1	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

US.358224218.02

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VINCE HOLDING CORP.

Date:	June 30, 2023	By:	/s/ Jonathan Schwefel
Jonathan Schwefel Chief Executive Officer

US.358224218.02